FARO Technologies, Inc. 2014 Incentive Plan
Restricted Stock Unit Award Agreement
You have been selected to participate in the FARO Technologies, Inc. 2014 Incentive Plan (as amended, the “Plan”), as specified below:
Grantee:
Grant Date:
Number of Restricted Stock Units Granted:
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) evidences the grant of shares of restricted stock units by FARO Technologies, Inc., a Florida corporation (the “Company”), to the Grantee named above, on the date indicated above, pursuant to the provisions of the Plan. For purposes of this Agreement, the Grantee shall be a Participant under the Plan.
This Agreement and the Plan contain the terms and conditions governing the restricted stock units. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.Grant of Units. The Company hereby confirms the grant to Grantee, as of the Grant Date and subject to the terms and conditions in this Agreement and the Plan, of the number of restricted stock units specified above (the “Units”). Each Unit represents the right to receive one Share of the Company’s common stock. Prior to their settlement or forfeiture in accordance with the terms of this Agreement, the Units granted to Grantee will be credited to an account in Grantee’s name maintained by the Company. This account shall be unfunded and maintained for book-keeping purposes only, with the Units simply representing an unfunded and unsecured contingent obligation of the Company.
2.Vesting; Forfeiture. The Units will vest in full the day prior to the Company’s next annual meeting of shareholders. If the Grantee’s service as a director of the Company ceases for any reason prior to the date the Units vests, the Units that has not yet vested as of the date of such cessation of service will be immediately forfeited without further consideration or any act or action by the Grantee; provided, however, if, prior to the date the Units have vested, the Grantee’s service as a director of the Company ceases as a result of death or disability (as determined by the Committee), the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Units, subject to such terms as the Committee, in its sole discretion, deems appropriate.

3.Settlement.
a.Subject to the provisions of Section 3(b), after any Units vest pursuant to Section 2, the Company shall, as soon as practicable (but no later than the 15th day of the third calendar month following the vesting date), cause to be issued and delivered to Grantee (or to his or her personal representative or designated beneficiary or estate in the event of Grantee’s death, as applicable) one Share in payment and settlement of each vested Unit. Delivery of the Shares shall be effected by the issuance of a stock certificate to Grantee, by an appropriate entry in the stock register maintained by the Company’s transfer agent with a notice of issuance provided to Grantee, or by the electronic delivery of the Shares to a brokerage account Grantee designates, shall be subject to compliance with all applicable legal requirements as provided in Section 17 of the Plan, and shall be in complete satisfaction and settlement of such vested Units. The Company will pay any original issue or transfer taxes with respect to the issue and transfer of Shares to Grantee pursuant to this Agreement, and all fees and expenses incurred by it in connection therewith. If the Units that vest include a fractional Unit, the Company shall round the number of vested Units to the nearest whole Unit prior to issuance of Shares as provided herein.
b.If Participant has elected to defer the Units (“Deferred Units”) pursuant to the terms of the 2018 Non-Employee Director Deferred Compensation Plan (the “Director Deferred Plan”), after any Deferred Units vest pursuant to Section 2 the settlement of such Deferred Units shall be governed by the terms of the Director Deferred Plan and the Participant’s related deferral election.
4.Dividend Equivalents. If the Company pays cash dividends on its Shares while any Units subject to this Agreement are outstanding, then the Company shall credit, as of each dividend payment date, a dollar amount of dividend equivalents to Grantee’s account. The dollar amount of the dividend equivalents credited shall be determined by multiplying the number of Units credited to Grantee’s account pursuant to this Agreement as of the dividend record date times the dollar amount of the cash dividend per Share. Grantee’s right to receive such accrued dividend equivalents shall vest, and the amount of the accrued dividend equivalents shall be paid in cash, to the same extent and at the same time as the underlying Units to which the dividend equivalents relate vest and are settled, as provided in Sections 2 and 3 of this Agreement, provided however, that any dividend equivalents accrued on Deferred Units shall settle as provided in the Director Deferred Plan. No interest shall accrue on any unpaid dividend equivalents. Any dividend equivalents accrued on Units that are forfeited in accordance with this Agreement shall also be forfeited.
5. Nontransferability of Units. The Units may not be sold, transferred, assigned or otherwise alienated, encumbered or hypothecated by the Grantee, other than by will or the laws of descent and distribution or as otherwise expressly permitted pursuant to the Plan, until they are vested.

6.Powers of the Company Not Affected. The existence of this Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Shares or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
7.Interpretation by Committee. As a condition of the granting of the Units the Grantee agrees, for himself or herself and his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.
8.Tax Consequences. No Shares will be delivered to Grantee in settlement of vested Units unless Grantee has made arrangements acceptable to the Company for payment of any federal, state, local or foreign withholding taxes that may be due as a result of the delivery of the Shares.
9.Miscellaneous.

(a) This Agreement and the rights of the Grantee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. In addition to the restrictions described herein, the Committee shall have the right to impose such restrictions on any Shares acquired pursuant to this Award as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
(b) It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee.
(c) The Grantee agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Agreement.
(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or the result of a merger, consolidation or otherwise.

(f) The Company may, in its sole discretion, decide to deliver any documents related to current or future participants in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(g) Except to the extent Participant has elected to defer the Units pursuant to the terms of the Director Deferred Plan, the award of Units as provided in this Agreement and any issuance of Shares or payment pursuant to this Agreement are intended to be exempt from Section 409A of the Code under the short-term deferral exception specified in Treas. Reg. § 1.409A-l(b)(4).
(h) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Grant Date.

FARO TECHNOLOGIES, INC.

By:_____________________
Name:
Title:

GRANTEE:

By:_____________________
Name: